SCANA®
POWER FOR LIVING

First Quarter 2018



April 26, 2018

Safe Harbor Statement/Regulation G Information

Statements included in this presentation which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning the proposed merger with Dominion Energy, recovery of Nuclear Project abandonment costs, key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated capital and other expenditures. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expects," "forecasts," "plans," "targets," "anticipates," "believes," "estimates," "projects," "predicts," "potential" or "continue" or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements due to the information being of a preliminary nature and subject to further and/or continuing review and adjustment. Other important factors that could cause such material differences include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the failure by SCANA to consummate the proposed merger with Dominion Energy; (2) the ability of SCE&G to recover through rates the costs expended on Unit 2 and Unit 3, and a reasonable return on those costs, under the abandonment provisions of the BLRA or through other means; (3) uncertainties relating to the bankruptcy filing by WEC and WECTEC; (4) further changes in tax laws and realization of tax benefits and credits, and the ability or inability to realize credits and deductions, particularly in light of the abandonment of Unit 2 and Unit 3; (5) legislative and regulatory actions, particularly changes related to electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations including any imposition of fees or taxes on carbon emitting generating facilities, the BLRA, and any actions affecting the abandonment of Unit 2 and Unit 3; (6) current and future litigation, including particularly litigation or government investigations or actions involving or arising from the construction or abandonment of Unit 2 and Unit 3 or arising from the proposed merger with Dominion Energy; (7) the impact of any decision by the Company to pay quarterly dividends to its shareholders or the reduction, suspension or elimination of the amount thereof; (8) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity, and the effect of rating agency actions on the cost of and access to capital and sources of liquidity of SCANA and its subsidiaries (the Company); (9) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed which may be highly specialized or in short supply, at agreed upon quality and prices, for our construction program, operations and maintenance; (10) the results of efforts to ensure the physical and cyber security of key assets and processes; (11) changes in the economy, especially in areas served by subsidiaries of SCANA; (12) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (13) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (14) the loss of electricity sales to distributed generation, such as solar photovoltaic systems or energy storage systems; (15) growth opportunities for SCANA's regulated and other subsidiaries; (16) the effects of weather, especially in areas where the generation and transmission facilities of the Company are located and in areas served by SCANA's subsidiaries; (17) changes in SCANA's or its subsidiaries' accounting rules and accounting policies; (18) payment and performance by counterparties and customers as contracted and when due; (19) the results of efforts to license, site, construct and finance facilities, and to receive related rate recovery, for generation and transmission; (20) the results of efforts to operate the Company's electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation; (21) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (22) the availability of skilled, licensed and experienced human resources to properly manage, operate, and grow the Company's businesses, particularly in light of uncertainties with respect to legislative and regulatory actions surrounding recovery of Nuclear Project costs and the announced potential merger; (23) labor disputes; (24) performance of SCANA's pension plan assets and the effect(s) of associated discount rates; (25) inflation or deflation; (26) changes in interest rates; (27) compliance with regulations; (28) natural disasters, man-made mishaps and acts of terrorism that directly affect our operations or the regulations governing them; and (29) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

SCANA and SCE&G disclaim any obligation to update any forward-looking statements.

Capitalized terms not otherwise defined herein have the meanings as set forth in the Company's most recent periodic report filed with the Securities and Exchange Commission.

During this presentation, certain non-GAAP measures (as defined by SEC Regulation G) may be disclosed. A reconciliation of those measures to the most directly comparable GAAP measures is included on our website at www.scana.com in the Investors section under Webcasts & Presentations.

2018 NND & Merger Update

- **1/3/2018 – Dominion & SCANA announce merger with proposed New Nuclear Project solution**
- **1/11/2018 – Dominion & SCANA attend Allowable Ex Parte Briefing with SCPSC to discuss merger and proposal**
- **1/12/2018 – Dominion & SCANA file a joint application and petition with the SCPSC for approval of merger and resolution of the VC Summer nuclear construction project**
- **1/31/2018 – House of Representatives approves H4375 requesting an interim 18% reduction to electric rates and sends to Senate**
- **2/1/2018 – FTC grants early termination of Antitrust Waiting Period for proposed Dominion-SCANA combination**
- **2/20/2018 – Senate approves S954 requesting a delay in the SCPSC proceedings regarding the Dominion & SCANA joint petition and sends to House of Representatives**
- **3/8/2018 – House amends S954 requesting an interim 18% reduction to electric rates and sends back to Senate**
- **3/21/2018 – Georgia PSC approves proposed Dominion-SCANA combination**
- **4/18/2018 – Senate amends S954 requesting an temporary 13% reduction to electric rates and the immediate adjustment of rates to include the impact of Federal tax reform and sends back to House of Representatives**
- **4/25/2018 – House of Representatives did not concur with the Senate on S954 and it will go to conference committee**

1st Quarter Variances

Q1 2018 Vs. Q1 2017



$1.19
+.44
-.61
-.34
+.20
-.19
-.14
-.07
-.03
-.02
+.04
+.61
+.12
-.02
$1.18
Q1 2017 EPS
Electric Revenue[1]
Electric Revenue (Swap Gains)[2]
Fuel/Purchased Power
Natural Gas Revenue
Gas for Resale
O&M Expense
Interest Expense (net of AFC)
Depreciation
Other Taxes
Other Income/ Expense
Other Income/ Expense (Swap Gains)[2]
Effective Tax Rate Change
Impairment Loss
Q1 2018 EPS

Note (1): Abnormal weather decreased electric earnings by 4 cents per share in the first quarter of 2018, compared to a decrease of 24 cents per share in the first quarter of 2017, for a quarter-over-quarter increase of 20 cents per share.

Note (2): Pursuant to approval of the Public Service Commission of South Carolina, during the first quarter of 2018, SCE&G's electric revenues were adjusted downward by $114 million in connection with fuel cost recovery and SCE&G concurrently recognized, within other income, $114 million of gains realized upon the settlement of certain interest rate derivative contracts. The impact of these events had no effect on net income.

EPS By Company

	Quarter Ended March 31,					
		2018		2017		Change
SCE&G	$	0.89	$	0.78	$	0.11
PSNC Energy		0.34		0.30		0.04
SCANA Energy		0.12		0.11		0.01
Corporate & Other		(0.17)		0.00		(0.17)
GAAP EPS	$	1.18	$	1.19	$	(0.01)

Sales & Customer Growth



Customer Growth
(Year over Year Change)
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
1.6%
2.8%
2.6%
1.6%
2.9%
2.6%
1.3%
2.9%
2.6%
1.3%
2.9%
2.5%
1.4%
2.9%
2.6%
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
SCE&G Electric
SCE&G Gas
PSNC Energy

Kilowatt-Hour Sales

(In Millions of KWH)

Twelve Months Ended December 31,

	2017	2016	Change	Weather Adjusted Change
Sales:				
Residential	8,133	7,850	3.6%	1.9%
Commercial	7,444	7,417	0.4%	0.9%
Industrial	6,242	6,221	0.3%	0.3%
Other	580	595	(2.4)%	(1.7)%
Total Retail Sales	22,399	22,083	1.4%	1.0%

2018 Assumptions:

Customer Growth:
- SCE&G Electric – 1.5%
- SCE&G Gas – 2.7%
- PSNC Energy – 2.9%

Relatively flat weather-normalized retail electric sales growth

SCANA POWER FOR LIVING

Retail Returns

Twelve Months Ended 3/31/2018

Company	Regulatory Earned ROE	Regulatory Allowed ROE
Regulatory SCE&G Electric (Non NND)(1)	9.02%	10.25%
DSM Revenues, net of Expenses	0.60%	
Adjusted SCE&G Electric (Non NND)(2)	9.62%	
SCE&G Gas(3)	11.96%	10.25%
PSNC Energy(4)	8.65%	9.70%

NND = New Nuclear Development

(1) The Regulatory SCE&G Electric (Non NND) ROE is considered a GAAP measure.

(2) The Adjusted SCE&G Electric (Non NND) ROE is considered a Non-GAAP measure.

(3) For the twelve months ended 12/31/2017.

(4) Amounts represent per book returns and rate base and may not reflect NCUC's determinations of rate base, capitalization and/or ROE.

Note:

- SCE&G's electric ROE does not reflect the impact of the VC Summer nuclear construction project related impairment charges
- SCE&G's electric ROE increased 68bps due to weather
- SCE&G's electric ROE is preliminary until filed with Public Service Commission of South Carolina

CAPEX and Financing Plan

The Merger Agreement places limits on certain investing and financing transactions that can be taken by SCANA and its subsidiaries without further consent from Dominion Energy.

- **Planned financing transactions include:**
  - **$710 million of re-financings of long-term debt maturing in 2018 at Consolidated SCE&G**
    - **$550 million at SCE&G due November 1, 2018**
    - **$160 million as GENCO due June 1, 2018**
  - **Original $100 million private placement issuance of long-term debt at PSNC Energy**

- **2018 CAPEX estimates includes ($ in millions):**

SCE&G	$ 466
PSNC Energy	288
Other	37
Nuclear Fuel	54
Total Estimated CAPEX	$ 845